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                                                          Exhibit 23-a


                  CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 31, 1996, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary. We also consent to the reference to our firm under the caption "Experts."


                                        /s/Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.




Kansas City, Missouri
December 4, 1996